Exhibit 99.1

External Investor Relations

Contact:

Kirin Smith

PCG Advisory Group

(646) 863-6519

ksmith@pcgadvisory.com

Company Investor Relations/

Media Contact:

Todd Waltz

(408) 213-0940

investors@aemetis.com

Aemetis Biogas Closes $25 million USDA-Guaranteed Financing to Fund Digesters for Eight Additional Dairies to Produce Renewable Natural Gas

AB-2 Phase Fully Funded with $34.4 million from 20-year $25 million USDA Loan and $9.4 million of Aemetis Funded Equity; Expands Aemetis Biogas from Seven Operating Dairies to 15 Dairies to Supply an Estimated 400,000 MMBtu per year of Carbon Negative RNG for Use as Transportation Fuel to Replace Diesel

CUPERTINO, Calif. – July 31, 2023 – Aemetis, Inc. (NASDAQ: AMTX), a renewable natural gas and renewable fuels company focused on negative carbon intensity products, announced today the closing of its second $25 million, 20-year term loan guaranteed by the U.S. Department of Agriculture (USDA) for a total of $50 million of Aemetis Biogas project financing arranged by Greater Commercial Lending (GCL) in the past nine months.

The Aemetis Biogas Central Dairy RNG Project is now fully funded to build biogas digesters and related assets for eight additional dairies using the $9.4 million of equity financing already provided by Aemetis and the $25 million of new debt financing guaranteed by the USDA. Magnolia Bank of Elizabethtown, Kentucky provided the primary funding for the $25 million loan to Aemetis Biogas 2, LLC (AB-2), a wholly-owned subsidiary of Aemetis, Inc.

“The USDA Renewable Energy for America Program (REAP) provides long term, 20-year financing that enables the construction of projects that improve air quality and reduce carbon pollution such as the Aemetis Biogas Central Dairy Digester Project,” stated Eric McAfee, Chairman and CEO of Aemetis. “We appreciate the good working relationship that has been developed with the team at Greater Commercial Lending and we are pleased to have Magnolia Bank as the new primary lender for the AB-2 phase of the project.”

Aemetis Biogas has built and is fully operating dairy biogas digesters for seven dairies, a 40-mile biogas pipeline, the central biogas-to-RNG production facility and the PG&E gas utility interconnection unit. When completed, the biogas digesters for the combined 15 dairies are designed to produce more than 400,000 MMBtu’s per year of carbon negative renewable natural gas.

The long-term, 20-year project financing was guaranteed by the USDA through the Rural Energy for America Program (REAP) and carries approximately an 8.75% fixed interest rate for the first five years. With two REAP loans closed and three more REAP loans in process, Aemetis Biogas is currently arranging $125 million of 20-year debt funding for the development, construction and operation of the Aemetis Central Dairy Digester project which has already signed 37 dairies and plans to build digesters for 65 dairies within the next 60 months.

Aemetis Biogas is building passive solar anaerobic digesters at dairies to capture biomethane from animal waste. After removal of key contaminants and gas pressurization at the dairy, a biogas pipeline connects the dairies to a central facility located at the Keyes ethanol plant where the biogas is converted into below zero carbon intensity RNG. The RNG is tested and odorized in an interconnection unit, then injected into the Pacific Gas and Electric (PG&E) gas pipeline for delivery to transportation fuel customers throughout California. In addition to delivery of RNG through third parties, Aemetis is building an onsite RNG fueling station to fuel local trucks.

About 25% of the methane emissions in California are emitted from dairy waste lagoons. When fully built, the Aemetis biogas project plans to connect dairy digesters spanning more than 65 dairy farms, producing more than 1,650,000 MMBtu of renewable natural gas from captured dairy methane each year. The project is designed to reduce greenhouse gas emissions equivalent to an estimated 6.8 million metric tonnes of carbon dioxide over ten years, equal to removing the emissions from approximately 150,000 cars per year.

About Aemetis

Headquartered in Cupertino, California, Aemetis is a renewable natural gas, renewable fuel and biochemicals company focused on the acquisition, development and commercialization of innovative technologies that replace petroleum-based products and reduce greenhouse gas emissions. Founded in 2006, Aemetis has completed Phase 1 and is expanding a California biogas digester network and pipeline system to convert dairy waste gas into Renewable Natural Gas. Aemetis owns and operates a 65 million gallon per year ethanol production facility in California’s Central Valley near Modesto that supplies about 80 dairies with animal feed. Aemetis also owns and operates a 50 million gallon per year production facility on the East Coast of India producing high quality distilled biodiesel and refined glycerin for customers in India and Europe. Aemetis is developing the Carbon Zero sustainable aviation fuel (SAF) and renewable diesel fuel biorefineries in California to utilize distillers corn oil and other renewable oils to produce low carbon intensity renewable jet and diesel fuel using cellulosic hydrogen from waste orchard and forest wood, while pre-extracting cellulosic sugars from the waste wood to be processed into high value cellulosic ethanol at the Keyes plant. Aemetis holds a portfolio of patents and exclusive technology licenses to produce renewable fuels and biochemicals. For additional information about Aemetis, please visit www.aemetis.com.

About Greater Commercial Lending

Greater Commercial Lending (GCL) is a credit organization that brings together banks, credit unions and other lenders to provide U.S. government-guaranteed loans to businesses and initiatives in rural and under-served markets throughout the U.S. and its territories. It helps finance key infrastructure services, like power, renewable energy, transportation and fiber optics, as well as schools, hospitals, restaurants, agriculture, hotels and manufacturers. GCL partners with the U.S. Small Business Administration (SBA) and the U.S. Department of Agriculture (USDA), which guarantee loans, to arrange credit at favorable terms. GCL's network of lenders includes nearly 200 banks, credit unions and other financial institutions.

About Magnolia Bank

Founded in 1919 in Magnolia, Kentucky, Magnolia Bank has grown to become a top-producing originator with offices located throughout the U.S. through an active commercial lending, leasing, and mortgage business. Jerry Spruill serves as the Senior Vice President of Magnolia Guaranteed Lending, a division of Magnolia Bank, which focuses on the origination and development of USDA guaranteed loans. Magnolia Guaranteed Lending seeks to provide USDA guaranteed loans throughout the U.S. and its territories.

Safe Harbor Statement

This news release contains forward-looking statements, including statements regarding assumptions, projections, expectations, targets, intentions or beliefs about future events or other statements that are not historical facts. Forward-looking statements in this news release include, without limitation, statements relating to the development and construction of the Aemetis Biogas RNG project, expected greenhouse gas emission reductions from the completed Aemetis Biogas RNG project, the development of biogas upgrading facilities at the Keyes plant and our ability to promote, develop and deploy technologies to produce renewable fuels and biochemicals.  Words or phrases such as “anticipates,” “may,” “will,” “should,” “believes,” “estimates,” “expects,” “intends,” “plans,” “predicts,” “projects,” “showing signs,” “targets,” “view,” “will likely result,” “will continue” or similar expressions are intended to identify forward-looking statements. These forward-looking statements are based on current assumptions and predictions and are subject to numerous risks and uncertainties.  Actual results or events could differ materially from those set forth or implied by such forward-looking statements and related assumptions due to certain factors, including, without limitation, competition in the ethanol, biodiesel and other industries in which we operate, commodity market risks including those that may result from current weather conditions, financial market risks, customer adoption, counter-party risks, risks associated with changes to federal policy or regulation, and other risks detailed in our reports filed with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2022 and in our subsequent filings with the SEC. We are not obligated, and do not intend, to update any of these forward-looking statements at any time unless an update is required by applicable securities laws.